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             FIRST AMENDMENT TO THE UTILIZATION REVIEW AGREEMENT
                           DATED JANUARY 1, 1989
                                   BETWEEN
                           HEALTHCARE COMPARE CORP.
                                     AND
         NATIONAL ASSOCIATION OF LETTER CARRIERS HEALTH BENEFIT PLAN


This AGREEMENT is entered as of this __ day of November, 1989, between HealthCare COMPARE Corp. (hereinafter called "COMPARE"), and National Association of Letter Carriers Health Benefit Plan (hereinafter called
 "COMPANY").

                                 WITNESSETH

WHEREAS, COMPARE AND COMPANY have heretofore entered into a certain UTILIZATION REVIEW AGREEMENT, dated January 1, 1989, which provides for utilization review services to be rendered to COMPANY,

WHEREAS, COMPARE and COMPANY desire to amend the Utilization Review Agreement in the manner set out herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set out herein, one dollar and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

A. Paragraph 4.B. of the Utilization Review Agreement is hereby amended to read as follows:

B. The "base fee" set out in the Schedule of Fees is for the first year of this Agreement. For each year after the first year of the term (the "Renewal Year"), COMPARE shall have the right to increase the fee charged CARRIER. Such base fee for Hospital Review Services shall not, without the specific written approval of CARRIER, be increased over the base fee by more than the lower of, i) the percentage of increase by which the Consumer Price Index (CPI) on December 31 of the last preceding year exceeded the CPI from December 31, 1988, or, ii) the annual percentage increase allowed by OPM in establishing the administrative expense ceiling for the CARRIER applicable to the Renewal Year. For the purposes of Subsection (i), the term "Consumer Price Index" means the Consumer Price Index - U.S. City averages for Urban Wage Earners and Clerical Workers, All Items, of the United States Bureau of Labor Statistics (1982-l984 = 100). The Consumer Price Index for any year shall be determined by averaging the

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   monthly All Items Indices for that year. If the manner in which such
   Consumer Price Index as determined by the Bureau of Labor Statistics shall be substantially revised, an adjustment shall be made in such revised index which would produce results equivalent, as nearly as possible, to those which would have been obtained if the Consumer Price Index had not been so revised. If the 1982-1984 average shall no longer be used as an index of 100, such change shall constitute a substantial revision.


B. Parties hereby ratify and affirm the Utilization Review Agreement and agree that it is in full force and effect and valid except as amended herein. This Amendment shall prevail over any conflict with the Utilization Review Agreement. In all respects the Utilization Review Agreement shall be construed and interpreted to include all of the terms of this Amendment as if the same were set out therein.

IN WITNESS WHEREOF the duly authorized representatives of the parties have executed this Amendment as of the day and year first above written.

NATIONAL ASSOCIATION OF                  HEALTHCARE COMPARE CORP.
LETTER CARRIERS HEALTH
BENEFIT PLAN


By: Vincent R. Sombrotto                 By: James C. Smith
    --------------------                    ---------------------------
                                            President
Title:   President
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